EXHIBIT 15.1

November 6, 2013

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-176914)

Commissioners:

We are aware that our report dated November 6, 2013 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and subsidiaries (the “Company”) as of September 30, 2013, the related condensed consolidated statements of earnings for the three and nine months ended September 30, 2013 and 2012, the condensed consolidated statements of comprehensive income for the three and nine months ended September 30, 2013 and 2012, the condensed consolidated statement of changes in shareholders’ equity for the nine months ended September 30, 2013, and the condensed consolidated statements of cash flows for the nine months ended September 30, 2013 and 2012 included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2013 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP